Exhibit 5.1

[Letterhead of Eric B. Wilmer]

May 24, 2021

Lincoln National Corporation
150 N. Radnor Chester Road
Radnor, Pennsylvania 19087

Ladies and Gentlemen:

I have acted as counsel to Lincoln National Corporation, an Indiana corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of up to 1,494,220 shares of the Company's common stock, without par value (“Common Stock”) under the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan (the “Plan”). Terms defined in the Registration Statement and not otherwise defined herein are used with the meanings as so defined.

In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. I have also made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the Common Stock issuable pursuant to the Registration Statement and the Plan will be, when issued in accordance with the terms of the Plan, validly issued, fully paid and nonassessable.

The opinion herein is limited to the corporate laws of the State of Indiana, and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

I consent to the use of this opinion as an exhibit to the Registration Statement. I also consent to any and all references to myself in the Prospectus which is part of said Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Eric B. Wilmer

Eric B. Wilmer

Assistant Vice President and Senior Counsel

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